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                                                                      Exhibit 23

ITEM 7(c) - EXHIBITS
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion of our report dated January 28, 2000, with respect to the consolidated statement of financial position of Pyramid Industries, Inc. and subsidiary as of December 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, which appears in the Form 8-K/A for Lamson & Sessions, Inc. dated December 5, 2000.



                                         Brown Schwab Bergquist & Co.


Erie, Pennsylvania
December 5, 2000